Exhibit 99.1

INDEPENDENT
BANK CORP.
Parent of Rockland Trust Company

Shareholder Relations                                                                                      NEWS RELEASE
288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson
President and CEO
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
and Treasurer
(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCESQUARTERLY
DIVIDEND

        Rockland, MA (December 11, 2003) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.13 per share dividend which will be payable on January 9, 2004, to stockholders of record as of the close of business on December 26, 2003.

        Independent Bank Corp.‘s sole bank subsidiary, Rockland Trust Company, currently has $2.4 billion in assets, 52 retail branches, seven Commercial Lending Centers and three Investment Management Offices located in Plymouth, Barnstable, Norfolk and Bristol counties of southeastern Massachusetts. For more information, visit www.rocklandtrust.com.